                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated January 31, 1996 included or incorporated by reference in this Registration Statement and to all references to our Firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada

June 20, 1996